Exhibit 99.1

Ludwig Enterprises Inc. Announces new leadership appointment of Charles T. Todd, Jr.

Charles T. Todd, Jr. named CEO and Chair of the Board

(Sparks, NV, April 23, 2025) Ludwig Enterprises, Inc. (the “Company”), has appointed Charles T. Todd, Jr. as Chief Executive Officer and Chairman of the Board of Directors, to oversee the Company’s transition from an innovative research and diagnostic development business to a healthcare solutions provider. Mr. Todd has over 40 years of experience in the Clinical Laboratory Industry in addition to overseeing the growth and development of other innovative healthcare companies.

Mr. Todd founded the first cancer specialty laboratory  in the United States which was subsequently acquired by BioReference Laboratories, Inc.  (“BioReference”)  where he was ultimately promoted to Executive Vice President. Mr. Todd was responsible for all sales, marketing, laboratory acquisitions and payor contracts. During his 20 year tenure with BioReference, Mr. Todd led their growth from a northeast regional laboratory to the third largest clinical laboratory in the United States. BioReference was sold to OPKO Health, Inc.  for $1.2 Billion Dollars in 2015. Mr. Todd left BioReference two years after the sale and since leaving Mr. Todd has helped other medical device companies establish new markets and develop operational excellence. As CEO and Chair of the Board of Directors, Mr. Todd brings a unique vision to architect and execute the transition of the company.

The Company is excited to bring him aboard and leverage his vast experience commercializing new products and services in the clinical laboratory and cancer diagnostics industry.

Marvin S. Hausman, MD, Co-Founder and Chief Science Officer of the Company, articulated: “Mr. Todd has exceptional knowledge, insight, and experience in clinical diagnostic laboratory operations. His strategic plans for our growth will be as rewarding to our shareholders as it will be to the patient community as we roll out our cancer diagnostic program, especially our noninvasive cheek cell breast cancer test.

We are transforming the Cancer Screening Market. Our patent-pending technology uses 48 mRNA markers, nanoscale detection, and artificial intelligence (AI) to provide a non-invasive, painless, convenient, and highly accurate multi-cancer early detection screening via a simple Cheek Swab. This innovative approach gives us a strong competitive edge.

Mr. Todd stated: “I am honored and humbled to accept the positions of Chief Executive Officer and Chairman of the Company. There is enormous potential here, and I relish the challenges ahead. I have had a long and successful career, and this opportunity will be the crown jewel of my professional life.”

About Ludwig Enterprises, Inc.

Ludwig Enterprises, Inc. (which is in the process of changing its name to Revealia Diagnostics, Inc.), a biotech and healthcare holding company, is a global - innovator in mRNA genomics and machine learning AI technology. Our mission is to identify, monitor, and create solutions to -mitigate chronic inflammation, the causative agent of illnesses such as cancer and heart disease, which are responsible for more than 50% of deaths worldwide.

For more information, please visit: http://www.ludwigent.com.

About Revealia Diagnostics™

Revealia™ is a breast cancer screening test that utilizes a proprietary mRNA microarray to establish a personalized inflammatory index that provides a patient with reliable information that can assist in their healthcare medical decisions. - Artificial intelligence (AI) is used to determine a risk score, which is derived from a specific array of inflammatory biomarkers and comparing it to a database of previously analyzed patients.

For more information, please visit: www.revealia.com

SAFE HARBOR

Forward-looking statements in this release are made under the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Ludwig Enterprises Inc.'s forward-looking statements do not guarantee future performance. This news release includes forward-looking statements concerning the future level of business for the parties. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements due to certain risk factors that could cause results to differ materially from estimated results. Management cautions that all statements as to future results of operations are necessarily subject to risks, uncertainties, and events that may be beyond the control of Ludwig Enterprises, Inc., and no assurance can be given that such results will be achieved. Potential risks and uncertainties include, but are not limited to, the ability to procure, appropriately price, retain, and complete projects and changes in products and competition.

FOR FURTHER INFORMATION:

CONTACT:

Ludwig Enterprises, Inc.
www.ludwigent.com
Twitter: @LUDG_inc